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                                                                    EXHIBIT 99.1

                      SMURFIT-STONE CONTAINER CORPORATION

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet of Smurfit-Stone Container Corporation (the "Company") were prepared to illustrate the estimated effects of the Company's pending acquisition (the "Transaction") of St. Laurent Paperboard Inc. ("St. Laurent"), including the financing plan, as if those transactions had occurred for the statement of operations as of the beginning of the period presented and for the balance sheet presentation as of December 31, 1999.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company and St. Laurent believe are reasonable. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and St. Laurent, and the related notes thereto. The historical condensed consolidated statement of operations and condensed consolidated balance sheet of St. Laurent are presented in accordance with accounting principles generally accepted in the United States.

     The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only in response to Securities and Exchange Commission requirements and do not purport to represent what the Company's financial position or results of operations would actually have been if the Transaction had in fact occurred at such dates or to project the Company's financial position or results of operations for any future date or period.

     For financial accounting purposes, the acquisition of St. Laurent will be accounted for using the purchase method of accounting. Accordingly, St. Laurent's assets and liabilities have been adjusted, on a preliminary basis, to reflect their fair values in the unaudited pro forma condensed consolidated balance sheet as of December 31, 1999. The estimated effects resulting from these adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations. The allocation of the estimated purchase price and the estimated transaction fees and expenses included in the unaudited pro forma condensed consolidated financial statements are preliminary; final amounts may differ from those set forth herein and such differences may be material.

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                      SMURFIT-STONE CONTAINER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER 31, 1999
                                               --------------------------------------------------------------
                                               SMURFIT-STONE    ST. LAURENT     PRO FORMA       SMURFIT-STONE
                                                HISTORICAL      HISTORICAL     ADJUSTMENTS        PRO FORMA
                                               -------------    -----------    -----------      -------------
                                                                       (In millions)
ASSETS
Current assets:
  Cash and cash equivalents..................     $   24          $   15         $ (619)(a)        $    39
                                                                                    619 (e)
  Receivables................................        647             124                               771
  Inventories................................        734             106                               840
  Refundable income taxes....................          7               5                                12
  Deferred income taxes......................        130                                               130
  Prepaid expenses and other current
     assets..................................         69              14                                83
                                                  ------          ------         ------            -------
     Total current assets....................      1,611             264                             1,875
Property, plant and equipment, net...........      4,395             804            140 (a)          5,339
Timberland, net..............................         24              13                                37
Goodwill, net................................      3,328              40            358 (a)          3,733
                                                                                      7 (d)
Investment in non-consolidated affiliates....        176                                               176
Other assets.................................        325              37             (6)(a)            367
                                                                                     11 (e)
                                                  ------          ------         ------            -------
                                                  $9,859          $1,158         $  510            $11,527
                                                  ======          ======         ======            =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.......     $  174          $   47         $  (47)(e)        $   174
  Accounts payable...........................        662              68                               730
  Other accrued liabilities..................        733              35             34 (a)            768
                                                                                    (34)(e)
                                                  ------          ------         ------            -------
     Total current liabilities...............      1,569             150            (47)             1,672
Long-term debt, less current maturities......      4,619             339           (339)(e)          5,669
                                                                                  1,050 (e)
Other long-term liabilities..................        894              46             11 (a)            951
Deferred income taxes........................        839              16             49 (a)            904
Minority interest............................         91                                                91
Stockholders' equity:
  Common stock and additional paid-in
     capital.................................      3,438             576           (576)(a)          3,831
                                                                                    386 (a)
                                                                                      7 (d)
  Retained earnings (deficit)................     (1,586)             32            (32)(a)         (1,586)
  Accumulated other comprehensive income.....         (5)             (1)             1 (a)             (5)
                                                  ------          ------         ------            -------
     Total stockholders' equity..............      1,847             607           (214)             2,240
                                                  ------          ------         ------            -------
                                                  $9,859          $1,158         $  510            $11,527
                                                  ======          ======         ======            =======
  Common stock shares outstanding............        218              49            (24)(c)            243

    See accompanying notes to the Unaudited Pro Forma Condensed Consolidated
                             Financial Statements.

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                      SMURFIT-STONE CONTAINER CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                               SMURFIT-STONE    ST. LAURENT     PRO FORMA       SMURFIT-STONE
                                                HISTORICAL      HISTORICAL     ADJUSTMENTS        PRO FORMA
                                               -------------    -----------    -----------      -------------
                                                            (in millions, except per share data)
YEAR ENDED DECEMBER 31, 1999:
  Net sales..................................     $7,151           $916           $(53)(b)         $8,014
  Cost of goods sold.........................      6,022            778              0 (a)          6,747
                                                                                   (53)(b)
  Selling and administrative expenses........        696             64                               760
  Restructuring charge.......................         10                                               10
                                                  ------           ----           ----             ------
  Income from operations.....................        423             74                               497
  Interest expense, net......................       (563)           (29)           (70)(e)           (662)
  Other income -- net........................        479(f)          14                               493
                                                  ------           ----           ----             ------
  Income from continuing operations before
     income taxes, minority interest and
     extraordinary item......................        339             59            (70)               328
  Provision for income taxes.................       (168)           (22)            24 (a)           (166)
  Minority interest expense..................         (8)                                              (8)
                                                  ------           ----           ----             ------
  Income from continuing operations before
     extraordinary item......................     $  163           $ 37           $(46)            $  154
                                                  ======           ====           ====             ======
  Basic earnings per common share from
     continuing operations before
     extraordinary item......................     $  .75           $.75                            $  .64
                                                  ======           ====                            ======
  Diluted earnings per common share from
     continuing operations before
     extraordinary item......................     $  .74           $.75                            $  .63
                                                  ======           ====                            ======
  Weighted average common shares outstanding
     -- Basic................................        217             49            (24)(c)            242
  Weighted average common shares outstanding
     -- Diluted..............................        220             49            (23)(c)            246

    See accompanying notes to the Unaudited Pro Forma Condensed Consolidated
                             Financial Statements.

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                      SMURFIT-STONE CONTAINER CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) To record:

    Balance Sheet

    - The cash payment of $617 million representing 49.4 million shares of St. Laurent common stock at $12.50 per share to the existing shareholders;

    - The cash payment of $5 million or $12.50 per share for .4 million shares of St. Laurent common stock issued upon the conversion of St. Laurent warrants prior to the Transaction, less $3 million cash received upon the conversion from warrant holders;

    - The conversion of 49.8 million shares of St. Laurent common stock including .4 million shares from exercise of warrants into 24.9 million shares of the Company's common stock at a fair value of $386 million, determined based upon an average market price of $15.51 for the Company's shares five days before and after February 23, 2000, the date of the Pre-Merger Agreement among the Company, Stone Container Corporation, 3038727 Nova Scotia Company and St. Laurent

    -  Acquired assets and liabilities, at fair value;

    -  Excess purchase price as goodwill; and

    - Estimated merger costs of the Company of $34 million directly attributable to the cost of acquisition representing primarily financial advisor, banking and legal fees.

    Statement of Operations

    - Depreciation of property, plant and equipment over an average life of seventeen years; and

    -  Amortization of goodwill over a forty year period.

    Tax effects are recorded assuming a 39% tax rate.

    The allocation of fair values to assets and liabilities, including intangibles and property, plant and equipment was performed on a preliminary basis. Based upon additional analyses and evaluations to be performed, the final amounts to be allocated to assets and liabilities may differ from those amounts included herein and such differences may be material. In particular the amount allocated to property, plant and equipment will change upon completion of certain valuations and other studies. A $100 million increase in property, plant and equipment and a corresponding decrease in goodwill would increase the pro forma after-tax loss by $1 million for the year ended December 31, 1999.

(b) To eliminate the effects of sales transactions between the Company and St. Laurent.

(c) To convert St. Laurent common stock including shares from exercise of warrants to the Company's common stock using a 0.5 conversion factor. The diluted weighted average common shares include incremental shares from St. Laurent options under the treasury stock method.

    The Company has granted Smurfit International B.V. ("SIBV") the right to maintain its percentage ownership of the Company's common stock in the event of public or private issuances. It was assumed that SIBV will not elect to exercise its right.

(d) To record the vesting of approximately one million St. Laurent stock options based on their intrinsic value which approximates fair value. No compensation expense was included in the pro forma statement of operations because the acceleration of vesting would not require the determination of a new measurement date under APB No. 25.

(e) To record the effects of additional borrowings under the Company's senior secured credit facilities and repayment of St. Laurent debt:

                                                                        PRINCIPAL
BALANCE SHEET                                                       DECEMBER 31, 1999
-------------                                                       -----------------
    NEW BORROWINGS
    U.S. term facility (variable rate of 9.5%) due 2006.........         $  500
    Canadian term facility (variable rate of 9.5%) due 2006.....            550
                                                                         ------
      Total new borrowings......................................         $1,050
                                                                         ======

    The interest rate on the term facilities is based on the assumed LIBOR rate of 6.00%. A one-eighth of one percent change in the interest rate would increase or decrease interest expense by $1 million for the year ended December 31, 1999.

    REPAYMENTS OF ST. LAURENT DEBT

    Secured term loan (6.68% weighted average variable rate)
      payable in installments through 2005......................         $  224
    Senior secured notes (8.54% weighted average variable rate)
      payable in installments through 2008......................            125
    Other debt..................................................             37
                                                                         ------
      Total St. Laurent debt to be repaid.......................            386
                                                                         ------
    Net increase to total debt..................................         $  664
                                                                         ======

                                                                        PRINCIPAL
                                                                    DECEMBER 31, 1999
ADDITIONAL NET BORROWINGS WILL BE USED AS FOLLOWS                   -----------------
    Cash consideration to St. Laurent shareholders at $12.50 per
      share.....................................................         $  619
    Deferred debt issuance costs................................             11
    Advisory and banking fees...................................             34
                                                                         ------
      Total uses of additional borrowings.......................         $  664
                                                                         ======

                                                                       YEAR ENDED
STATEMENT OF OPERATIONS                                             DECEMBER 31, 1999
-----------------------                                             -----------------

    Interest expense on $1,050 million new borrowings used to
      finance the acquisition...................................         $  100
    Amortization of new deferred debt issuance costs............              2
    Less interest expense on extinguished debt..................            (32)
                                                                         ------
    Net interest expense increase...............................         $   70
                                                                         ======

(f) Other, net for the Company includes pretax gains on asset sales of $446 million resulting from the sales of a majority of its timberlands and its interest in Abitibi.

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